UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2016

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079

(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 16, 2016, Link Media Wisconsin, LLC, which is owned by Link Holdings, LLC, our subsidiary, entered into an Asset Purchase Agreement with Jag, Inc. and the sole voting shareholder of Jag, Inc., by which Link Media Wisconsin, LLC acquired 422 billboards, certain directional signs and other related assets from Jag, Inc.  The billboards, directional signs and related assets are located in Wisconsin.  The purchase price for the acquired assets was $6,954,246.01, of which $687,500 was placed in escrow and the remainder was paid at closing. The purchase price is subject to certain post-closing working capital adjustments.

The Asset Purchase Agreement is attached to this Report on Form 8-K as Exhibit 2.1, and the Escrow Agreement executed in connection with the Asset Purchase Agreement is attached to this Report on Form 8-K as Exhibit 2.2.

ITEM 8.01.                      OTHER EVENTS.

On December 31, 2015, we and our wholly owned subsidiary Ananda Holding, LLC entered into a Membership Interest Transfer Agreement with Richard J. Church, by which Ananda Holding, LLC transferred to Mr. Church all 400 units of membership interest owned by Ananda Holding, LLC in Ananda Investments, LLC.  In consideration for the transfer, Mr. Church deemed satisfied in full the Non-Recourse Promissory Note dated February 12, 2015, pursuant to which Ananda Holding, LLC had been obligated to pay to Mr. Church a principal amount of $135,494.14 plus accrued interest.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit
Number                                         Exhibit Title

2.1	Asset Purchase Agreement with Jag, Inc.

2.2	Escrow Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                    BOSTON OMAHA CORPORATION
                                                                                                                                                    (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, President
Date: February 23, 2016